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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of State Financial Services Corporation for the registration of 240,000 shares of its common stock and $3,322,075 of installment notes and to the incorporation by reference therein of our report dated January 20, 1995, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



We further consent to the reference to our firm under the caption ("Experts" in the Registration Statement (Form S-4) and related Prospectus of State Financial Services Corporation for the registration of 240,000 shares of State Financial Services Corporation common stock and $3,322,075 of installment notes and to the use of our report dated May 1, 1995, with respect to the financial statements of Waterford Bancshares, Inc., included therein.




Milwaukee, Wisconsin
July 6, 1995


                                              /s/  Ernst & Young, LLP